SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PAINCARE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

PAINCARE HOLDINGS, INC.

37 North Orange Avenue, Suite 500

Orlando, Florida 32801

February 17, 2004

Dear Shareholder:

You are cordially invited to attend a Special Meeting of the Shareholders of PainCare Holdings, Inc., a Florida corporation (“PainCare”), at the Courtyard at Lake Lucerne, Green Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801, on March 19, 2004 at 10:00 a.m.

To approve and ratify the issuance in excess of 19.999% of our shares of common stock in connection with convertible debentures sold in a private placement offering completed by us in December 2003, in compliance with the American Stock Exchange Constitution and Rules; and to approve and to transact such other business as may properly become before the Special Meeting and any adjournment or postponement thereof.

The Board of Directors recommends that shareholders vote for the Proposal.

Your vote is important. We urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying prepared envelope. You may, of course, attend the Meeting and vote in person, even if you have previously returned your proxy card.

Sincerely yours,

/s/ Randy Lubinsky

Randy Lubinsky

Chief Executive Officer

PainCare Holdings, Inc.

37 North Orange Avenue, Suite 500

Orlando, Florida 32801

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held on March 19, 2004

To the Shareholders of PainCare Holdings, Inc.:

Notice is hereby given that a Special Meeting of the Shareholders of PainCare Holdings, Inc., a Florida corporation (“PainCare”) will be held at 10:00 a.m., local time, on March 19, 2004 at the Courtyard at Lake Lucerne, Green Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801 for the following purposes:

(1) To approve and ratify the issuance in excess of 19.999% of our shares of common stock in connection with convertible debentures sold in a private placement offering completed by us in December 2003, in compliance with the American Stock Exchange Constitution and Rules; and

(2) To conduct such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only record holders of common stock at the close of business on February 6, 2004 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. To ensure that your vote will be counted, please complete, sign, date and return the proxy in the enclosed prepaid envelope whether or not you plan to attend the Special Meeting. You may revoke your proxy by notifying the Secretary of the Company in writing at any time before it has been voted at the Special Meeting.

February 17, 2004	By Order of the Board of Directors

Orlando, Florida	/s/ Mark Szporka

Secretary, PainCare Holdings, Inc.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

PainCare Holdings, Inc.

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 19, 2004

THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PAINCARE HOLDINGS, INC.

If properly signed and returned and not revoked, the proxy will be voted in accordance with the instruction it contains. The persons named in the accompanying proxy will vote the proxy for the other items listed on the proxy, in each case as recommended by the Board of Directors. At any time before it is voted, each proxy granted may be revoked by the shareholder by a later dated proxy, by written revocation addressed to the Secretary of PainCare Holdings, Inc. at the address below or by voting by ballot at the Special Meeting.

The Company’s principal executive offices are located at 37 North Orange Avenue, Suite 500, Orlando, Florida 32801. This Proxy Statement and the accompany proxy are being sent to shareholders on or about February 17, 2004. ANY PROXY MAY BE REVOKED IN PERSON AT THE SPECIAL MEETING, BY SUBMITTING A PROXY DATED LATER THAN THE PROXY TO BE REVOKED OR BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING AT ANY TIME PRIOR TO THE TIME THE PROXY IS VOTED.

VOTING SECURITIES

The Board has fixed the close of business on February 6, 2004 as the record date (the “Record Date”) for determination of shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. On the Record Date, the Company had outstanding 27,350,795 shares of common stock. Shareholders are entitled to one vote for each share of common stock. The holders of a majority of the outstanding voting shares constitute a quorum. Abstentions from voting and broker non-votes on a particular proposal will be counted for purposes of determining the presence of a quorum but will not be counted as affirmative or negative votes on the Proposal.

As of the Record Date, the directors and executive officers of PainCare as a group held 8,762,068 voting shares, representing 31.8% of the shares eligible to vote at the Special Meeting as listed in the table of SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

ACTION TO BE TAKEN UNDER PROXY

All proxies for shareholders in the accompanying form that are properly executed and returned will be voted at the Special Meeting and any adjournments thereof in accordance with any specifications thereon or, if no specifications are made, will be voted for all proposals.

SOLICITATION

PainCare will bear the entire cost of the solicitation of proxies from its shareholders, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares beneficially owned by others to forward to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of PainCare. No additional compensation will be paid to such persons for such services.

PROPOSAL NO. 1

On December 17, 2003, the Company completed a private placement offering of 7.5% convertible debentures (the “Convertible Debentures”) and common stock purchase warrants (the “Warrants”). The investors received Warrants to purchase an aggregate of 1,263,316 shares of our common stock. Net proceeds from the financing, after costs and expenses was approximately $9.75 million, and the proceeds were used for working capital purposes and the Company’s expansion program.

The Convertible Debentures are due December 2006 and are initially convertible into shares of our common stock at $2.6121 per share, the Warrants have a term of four years and are exercisable as follows: 631,658 shares at $2.7309 per share, 631,658 shares at $2.8496 per share.

Holders of common stock acquired upon conversion of the Convertible Debentures will not be voting, and their votes will not be counted for this Proposal.

The Company’s common stock is listed for trading on the American Stock Exchange and therefore, is subject to the Rules of the American Stock Exchange. Pursuant to the American Stock Exchange Constitution and Rules, Section 713, “the corporation is required to obtain shareholder approval on an offering in the event that more than 20% of the presently outstanding common stock, or securities convertible into common stock are issued at a price lower than market value.” As of December 16, 2003, a day prior to closing of the private offering, the Company had 23,852,705 shares of common stock issued and outstanding. Generally, in making a determination regarding the shareholder approval on the 20% rule, the American Stock Exchange will compute the number of shares to be obtained by utilizing the lowest possible conversion ratio and will rely on the number of shares outstanding at the time of the offering. Since the Convertible Debentures contain anti-dilution provisions which provide for a reduction in the conversion price of the Convertible Debentures for issuances below the current conversion price, shareholder approval is required regarding the issuance of the Company’s securities in excess of 19.999% of the Company’s outstanding shares at the date of issuance of the Convertible Debentures. In the event that shareholder approval is not obtained, we may not issue upon conversion of the Convertible Debentures, in the aggregate, in excess of

•	19.999% of the number of shares of common stock outstanding on December 17, 2003

•	less any shares of common stock issued as payment of interest or upon exercise of the Warrants issued to holders of the Convertible Debentures on the original issue date pursuant to the Convertible Debenture purchase agreement.

Description of Convertible Debentures

The following is a summary of the material terms of the convertible debentures and is qualified by its entirety.

Interest

Holders of the debentures are entitled to interest at the rate of 7.5% per annum, payable quarterly on March 1, June 1, September 1 and December 1 of each year beginning on March 1, 2004 and on the maturity date. Interest is payable in cash or shares of our common stock at the Interest Conversion Rate or combination thereof; provided that payment in shares of our common stock may only occur if during the 20 trading days immediately prior to the interest payment date all of the Equity Conditions have been met and the Company shall give the Convertible Debenture holder notice of such proposed payment. The decision whether to pay interest in shares of our common stock or cash shall be at our discretion.

The “Interest Conversion Rate” means the lesser of (i) the “Set Price” and (ii) 90% of the lesser of (a) the average of the 20 VWAPS immediately prior to the applicable interest payment date or (b) the average of the 20 VWAPS immediately prior to the date the applicable interest payment shares are issued and delivered if after the interest payment date. “VWAP” is presently a daily volume weighted average of our common stock for such date (or the nearest preceding date) on the American Stock Exchange. The initial Set Price is $2.6121.

“Equity Conditions” means that the Company

•	Has honored all conversions and redemptions;

•	Any liquidated damages and other amounts owing in respect of the Convertible Debentures have been paid;

•	There is an effective registration statement available to the Convertible Debenture holder for resale of the shares (and the Company believes that such effectiveness will continue uninterrupted for the foreseeable future);

•	Our common stock is trading on its principal market (and the Company believes, in good faith the trading of the common stock on its principal market will continue uninterrupted for the foreseeable future);

•	There is a sufficient number of authorized but unissued and otherwise unreserved shares of our common stock for the issuance of all the shares issuable pursuant to the Convertible Debentures and Warrants;

•	There is no existing event of default, as defined in the Convertible Debenture, and there is no event of which with the passage of time or giving notice would constitute an event of default under the Convertible Debenture;

•	All of the shares issued or pursuant to the Convertible Debentures and Warrants or other documents relate thereto in full, ignoring for such purposes any conversion or exercise limitation therein, would not violate the limitations set forth in the Convertible Debenture as to the holder’s limits on conversion not to be in excess of 4.99% of the number of shares of our common stock immediately outstanding after giving effect to such conversion; and

•	No public announcement of a pending or proposed Fundamental Transaction or acquisition transaction has occurred that has not been consummated. A Fundamental Transaction is (a) a merger consolidation of the company with or into any other person, (b) a sale of all or substantially all of our assets in one or a series of related transactions, (c) a tender offer or exchange offer (whether by us or any other person) is completed by which holders of our common stock are permitted to tender or exchange their shares for securities, cash or property, (d) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property.

Prepayment.

The Company may not prepay any portion of the principal amount of the Convertible Debentures without the prior written consent of the holder.

Conversion Rights.

The Convertible Debentures are convertible into our common stock as follows:

The holders of the Convertible Debentures are entitled at any time following the original issue date until the Convertible Debenture is no longer outstanding to convert the Convertible Debentures into fully paid and non-assessable shares of our common stock at initial conversion price of $2.6121.

The holders of the Convertible Debentures shall not, however, have the right to convert their Convertible Debentures into more than 19.999% of the issued and outstanding shares of our common stock on December 16, 2003 issue, less any shares of common stock issued as payment of interest or upon exercise of the Warrants issued to the holders of the Convertible Debentures on the original issue date pursuant to the Stock Purchase Agreement (the “Issuable Maximum”).

The conversion rate shall be subject to adjustment from time to time as follows:

1. If the Company at any time that any of the Convertible Debentures are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its common stock or any other equity or equity equivalent securities payable in shares of common stock (which shall not include any shares of common stock issuable by the Company pursuant to the Convertible Debentures, including as interest thereon), (B) subdivide outstanding shares of common stock into a larger number of shares, (C) combine (including by way of any reverse stock split) outstanding shares of common stock into a smaller number of shares, or (D) issue by reclassification of shares of the common stock any shares or capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock (excluding treasury shares, if any) outstanding before any such event and of which the denominator shall be the number of shares of common stock outstanding after such event.

2. If we or any subsidiary, as applicable, at any time while the Convertible Debentures are outstanding shall offer, sell or grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale or grant or any option to purchase or other disposition) any Capital Shares or Capital Share Equivalents entitling any person to acquire any shares of our common stock at an effective price per share less than the then Set Price (“Diluted Issuance”), as adjusted hereunder (if the holder of the Capital Shares or Capital Share Equivalents so issued shall at any time whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance being entitled to received shares of our common stock at an effective price per share which less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price), then the Set Price shall be reduced to equal the effective conversion, exchange of purchase price for such Capital Shares or Capital Share Equivalents (including any reset provisions thereof) at issue. “Capital Shares” shall mean our common stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company. “Capital Share Equivalents” shall mean any securities, rights or obligations that are convertible into or exchangeable for or given any right to subscribe for or purchase directly or indirectly, any of our Capital Shares or any warrants, options or other rights to subscribe for or purchase, directly or indirectly, Capital Shares or any such convertible or exchangeable securities.

3. If we at any time while the Convertible Debentures are outstanding shall distribute to all holders of our common stock (not to just holders of the Convertible Debentures) evidences of our indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date, and of which the numerator shall be the VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the common stock as determined by our Board of Directors in good faith.

4. Any time while the Convertible Debentures are outstanding (A) we effect any merger or consolidation with or into any other person, (B) we effect any sale of all or substantially all of our assets in one of our series of related transactions, (C) any tender or exchange offer (whether by us or any other person) is completed pursuant to which holders of our common stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of the Convertible Debentures, a holder shall have the right to receive, for each underlying share that would have been issuable upon such conversion, absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of common stock.

5. In the event we (a) declare a dividend (or any other distribution) on our common stock; (b) declare a special non-recurring cash dividend on or a redemption of our common stock; (c) we authorize a granting to all holders of our common stock rights or warrants to subscribe for or purchase any shares of our capital stock or of any rights; (d) the approval of any of our shareholders shall be required in connection with any reclassification of our common stock, any consolidation or merger to which we are a party, any sale or transfer of all or substantially all of our assets, or any compulsory share exchange whereby our common stock is converted into other securities, cash or property; (e) we shall authorize the voluntary or involuntary dissolution, liquidation or winding up of our affairs, we shall give notice to each Convertible Debenture holder, which notice will specify the record date, if any, with respect to such action and the approximate date on which this action is to take place.

Notwithstanding the anti-dilution provisions, no adjustment shall be made to the terms of the Convertible Debentures in respect for (A) our granting or issuance of shares of our stock or of our options to employees, officers, directors and consultants pursuant to any stock option plan agreement or arrangement adopted and approved by a majority of the non-employee members of our Board or a majority of the members of a committee (not employee/directors) established for such purpose, (B) upon exercise of our Convertible Debentures, or any other securities issued in connection with the Convertible Debentures, or (C) upon the exercise or conversion of any Capital Shares Equivalents, rights, options or Warrants issued and outstanding as of the date of issuance of the Convertible Debentures, provided that such securities have not been amended since the date of the original issue of the Convertible Debentures except as a result of the debentures, or (D) issuance of any securities in connection with acquisitions, strategic investments, strategic partnering arrangements, the primary purposes of which is to not raise capital or the issuance of investment units pursuant to that certain private placement memorandum of the Company dated April 28, 2003, not to exceed $1,400,000 in the aggregate.

Limitation on ownership.

We shall not effect any conversion of our Convertible Debentures and the holders shall not have a right to convert any portion of their Convertible Debentures to the extent that after such conversion, the holder together will all of its affiliates beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion.

The Board is requesting approval by common shareholders that the holders of the Convertible Debentures shall have the right to convert such Debentures into our common stock in excess of the Issuable Maximum. The Company believes the shareholder approval for the issuance of potentially in excess of 19.999% in shares of its stock is in the Company’s best interest.

The vote required for approval of the issuance in excess of 19.999% of the outstanding shares of common stock in the completed private offering is:

The majority of the votes cast in person or proxy at the Special Meeting is required for approval. Holders of common stock of Convertible Debentures whose shares were issued upon conversion, will not be counted in the vote on this Proposal. Directors and officers of the Company holding 4,030,180 shares of our common stock have agreed under the terms of the purchase agreement for the Convertible Debentures to vote for the Proposal.

THE BOARD OF DIRECTORS DEEM THAT THIS TRANSACTION IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of the common stock beneficially owned as of February 6, 2004 by (i) each person believed by PainCare to be the beneficial owner of more than 5% of the common stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. Beneficial ownership by the shareholders has been determined in accordance with the rules promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended. All shares of the common stock are owned both of record and beneficially, unless otherwise indicated.

Name of Beneficial Owner	Shares	Percent	Current Position
Merrill Reuter, M.D. (2)	2,469,500	8.8%	Chairman of the Board, President – Advanced Orthopaedics of South Florida, Inc.
Peter Rothbart, M.D. (3)	610,748	2.2%	Director
Randy Lubinsky (4)(11)	1,829,439	6.5%	CEO and Director
Jay Rosen, M.D. (5)	400,000	1.5%	Director and President of PainCare Surgery Centers, Inc.
Mark Szporka (6)(11)	1,777,340	6.3%	CFO and Director
Ron Riewold (7)	925,000	3.4%	President and Director
Arthur J. Hudson (8)(11)	645,000	2.4%	Director
Robert Fusco (9)	95,000.003%		Director
Antonio Disclafani, M.D. (10)	1,538,461	5.6%	N/A
All officers, directors, and affiliates as a group (8 persons)(1)	8,752,027	31.1%

(1)	Based on an aggregate of 27,350,795 shares of the Company’s common stock outstanding.

(2)	Includes the impact of the completion of the Merger Agreement on January 1, 2001 between PainCare Acquisition Company I, Inc., a subsidiary of the Company, and Advanced Orthopaedics of South Florida, Inc., of which Dr. Reuter is a shareholder, at which time Dr. Reuter received 1,850,000 shares of Company common stock and $1,239,000 in convertible debentures with a conversion price of $2 per share into 619,500 common shares, of which $1,239,000 in convertible debentures was outstanding as of February 6, 2004.

(3)	Includes 210,000 shares which were obtained as a result of the November 1, 2000 consulting agreement between PainCare, Inc. and Peter Rothbart, M.D. Includes 140,000 shares which were obtained as the result of a stock option exercise in April 2003. Includes Carol Rothbart, wife of Peter Rothbart, M.D., percentage (51%) of $170,000 of convertible debentures, at a conversion price of $1 per share, which was part of the consideration of the acquisition of the outstanding shares of Rothbart Pain Management Clinic, Inc. by PainCare, Inc. on December 1, 2000 and 51% of the conversion of $170,000, which was earned with respect to such acquisition as of December 31, 2002. Does not include the impact of 51% of $170,000 of common stock at $2.38 per share, which was earned on December 1, 2003, but has not been issued as of the record date.

(4)	Includes Plan options to acquire (i) 200,000 shares of the Company’s common stock at $0.05 per share; (ii) 600,000 shares of the Company’s common stock at $1.00 per share; and (iii) 50,000 shares of the Company’s common stock at $2.50 per share.

(5)	Includes Plan options to acquire 200,000 shares of the Company’s common stock at $0.05 per share, which options are fully vested.

(6)	Includes Plan options to acquire (i) 200,000 shares of the Company’s common stock at $0.05 per share; (ii) 600,000 shares of the Company’s common stock at $1.00 per share; and (iii) 50,000 shares of the Company’s common stock at $2.50 per share.

(7)	Includes warrants to acquire 25,000 shares of the Company’s common stock at $0.75 per share all of which have vested and Plan options to acquire 775,000 shares of the Company’s common stock at $1.00 per share, which options are fully vested.

(8)	Includes Plan options to acquire (i) 70,000 shares of the Company’s common stock at $0.70 per share; (ii) 100,000 shares of the Company’s common stock at $1.00 per share; and (iii) 25,000 shares of the Company’s common stock at $2.40 per share.

(9)	Includes Plan options to acquire (i) 70,000 shares of the Company’s common stock at $0.70 per share; and (ii) 25,000 shares of the Company’s common stock at $2.40 per share.

(10)	Dr. Disclafani and a family trust acquired 1,538,461 shares of the Company’s common stock at $.65 per share in the Company’s private placement in the fourth quarter of 2002.

(11)	Includes Plan options to acquire 150,000 shares of the Company’s common stock at $2.25 per share, which were granted and fully vested in accordance with a personal guarantee provided by each Messrs. Lubinsky, Szporka and Hudson with respect to the guarantee of the Company’s WCMA line of credit with Merrill Lynch Business Financial Services, Inc.

Other Business

The Board of Directors is not aware of any other business that will come before the Special Meeting, but if any such matters are properly presented, the proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the Special Meeting.

DEADLINE FOR FUTURE PROPOSALS OF STOCKHOLDERS

Proposals of Stockholders of the Company which are intended to be presented by such Stockholders at the 2004 Annual Meeting must be received by the Company no later than June 29, 2004 in order to have them included in the proxy statement and form of proxy relating to that meeting.

The Company’s by-laws require a Stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors that the Stockholder wishes to bring before a meeting of the Stockholders of the Company. In general, for business to be brought before an annual meeting by a Stockholder, written notice of the Stockholder proposal or nomination must be received by the secretary of the Company not less than 90 days nor more than 120 days before the meeting, or if the Company gives less than 40 days notice of the meeting date, written notice of the stockholder proposal or nomination must be received within ten days after the meeting date is announced. With respect to Stockholder proposals, the Stockholder’s notice to the secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as such other information set forth in the Company’s by-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder’s notice to the secretary of the Company must contain certain information set forth in the Company’s by-laws about both the nominee and the Stockholder making the nominations.

If a Stockholder desires to have a proposal included in the Company’s proxy materials for the Annual Meeting of Stockholders and desires to have such proposal brought before the same Annual Meeting, the Stockholder must comply with the both sets of procedures described in the two immediately preceding paragraphs. Any required notices should be sent to PainCare Holdings, Inc. 37 North Orange Avenue, Suite 500, Orlando, FL 32801, Attention Secretary.

Availability of Certain Documents Referred to Herein

This Proxy Statement refers to certain documents of the Company that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to PainCare Holdings, Inc., 37 North Orange Avenue, Suite 500, Orlando, Florida 32801, Attention: Randy Lubinsky, CEO.

It is important that the proxies be returned promptly and that you shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

Order of the Board of Directors

/s/ Randy Lubinsky

Randy Lubinsky

Orlando, Florida

February 17, 2004

PAINCARE HOLDINGS, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON MARCH 19, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Randy Lubinsky, as proxy, with the power to appoint his substitute, to represent and to vote all the shares of common stock of PainCare Holdings, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Special Meeting of Shareholders to be held on March 19, 2004 and at any adjournments thereof, subject to the directions indicated on the reverse side hereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSAL LISTED ON THE REVERSE SIDE.

IMPORTANT – This proxy must be signed and dated on the reverse side.

THIS IS YOUR PROXY

YOUR VOTE IS IMPORTANT!

Dear Shareholder:

We cordially invite you to attend the Special Meeting of Shareholders of PainCare Holdings, Inc. to be held at the Courtyard at Lake Lucerne, Green Meeting Room, 211 North Lucerne Circle East, Orlando, FL 32801 on March 19, 2004 at 10:00 a.m. (local time).

Please read the Proxy Statement which describes the proposal and presents clear important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL

		For	Against	Abstain

•	Proposal to approve, pursuant to rules established by the American Stock Exchange, the issuance of the Company’s common stock in excess of 19.999%	☐	☐	☐

If you plan to attend the Special Meeting, please mark this box     ☐

Dated:                                 , 2004

Signature:

Name (printed):

Title:

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

FOLD AND DETACH HERE

PAINCARE HOLDINGS, INC.